AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 21, 2005.

REGISTRATION NO. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

AMERICAN SCIENCE AND ENGINEERING, INC.

(Exact Name of Registrant as Specified in its Charter)

MASSACHUSETTS	04-2240991
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

829 MIDDLESEX TURNPIKE, BILLERICA, MA	01821
(Address of Principal Executive Offices)	(Zip Code)

AMERICAN SCIENCE AND ENGINEERING, INC.

2005 EQUITY AND INCENTIVE PLAN

(Full Title of the Plan)

DAVID WALEK, ESQUIRE
ROPES & GRAY LLP
ONE INTERNATIONAL PLACE
BOSTON, MASSACHUSETTS 02110

(Name and Address of Agent for Service)

(617) 951-7000

(Telephone Number, Including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Common Stock, $.66 2/3 par value (“Common Stock”)	750,000(2)	$69.90(3)	$52,425,000	$6,170.42

(1) Estimated solely for the purpose of determining the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended (the “Securities Act”).

(2) Pursuant to Rule 416(a) under the Securities Act, this registration statement also covers such additional shares of Common Stock as may be issued to prevent dilution from stock splits, stock dividends and similar transactions.

(3) Based upon the average of the high and low sale prices for the Registrant’s Common Stock on November 15, 2005 as reported by the Nasdaq National Market.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the employee benefit plan information required by Item 1 of Form S-8 and the statement of availability of information about the Registrant and any other information required by Item 2 of Form S-8 will be sent or given to participants as specified by Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424 of the Securities Act and Note to Part I of Form S-8. These documents and the documents incorporated by reference in this Form S-8 pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents are hereby incorporated by reference into this Registration Statement:

(a)          The Registrant’s latest Annual Report on Form 10-K for the fiscal year ended March 31, 2005 filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on June 20, 2005;

(b)         The Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005, filed with the Commission on August 9, 2005, and Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, filed with the Commission on November 9, 2005;

(c)          The Registrant’s Current Reports on Form 8-K filed with the Commission on July 6, 2005, July 29, 2005, August 1, 2005, August 5, 2005, August 11, 2005, August 16, 2005, September 7, 2005, September 9, 2005, September 15, 2005, September 15, 2005, September 21, 2005, September 23, 2005, September 29, 2005, October 4, 2005, October 6, 2005, November 10, November 10, November 10, and November 14.

(d)         The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-06549) filed with the Commission on April 15, 1998 pursuant to the Exchange Act, and all amendments thereto and reports filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold under this Registration Statement, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.  Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superceded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also incorporated or is deemed to be incorporated by reference herein modifies or supercedes such earlier statement.  Any statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute part of this Registration Statement.

Item 4.  DESCRIPTION OF SECURITIES.

Not Applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not Applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 67 of Chapter 156B of the Massachusetts General Laws permits the indemnification of directors, officers, employees or other agents of a corporation to the extent authorized by the Articles of Organization or By-Laws of a corporation or by a vote of the stockholders. Except as otherwise provided by the Articles of Organization or By-Laws, indemnification of persons who are not directors, officers, employees or other agents of a corporation may be provided to the extent authorized by the directors. No indemnification may be provided for any person with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation.

Article VI of the Registrant’s Restated Articles of Organization, as amended, provides that no director shall be personally liable to the Registrant or its stockholders for monetary damages for breaches of fiduciary duty as a director provided, however, that this limitation does not eliminate liability of a director for any breach of a director’s duty of loyalty to the Registrant or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for any transaction from which the director derived an improper personal benefit, or under Sections 61 or 62 of Chapter 156B of the Massachusetts General Laws which deal with unauthorized distributions and loans to insiders.

Article VI of Registrant’s By-Laws provides, in substance, that it shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit, by reason of the fact that he is or was serving as one of its directors or officers or is or was serving at the Registrant’s request as a director, trustee or officer of another corporation or entity. The indemnification provisions apply to expenses actually incurred by such person in connection with any civil action, suit or proceeding to which such person may be made a party, or by which such person shall be threatened, by reason of any alleged act or failure to act in his present or former capacity as one of the Registrant’s directors or officers or as a director, trustee or officer of such affiliated corporation or entity. No person, however, has the right to indemnification in relation to any matter as to which such person shall have been finally adjudged in any legal proceeding not to have acted in good faith and the reasonable belief that the person’s action was in the Registrant’s best interest. In the event of any settlement of any action, suit or proceeding, the right to indemnification is limited to matters as to which the Registrant is advised by counsel that such settlement is reasonable and that such person has acted in good faith and the reasonable belief that his action was in the Registrant’s best interest. The right of indemnification contained in the Registrant’s By-Laws is non-exclusive and is in addition to any other rights such person may have.

The Registrant has also entered into indemnification agreements with all of its directors and executive officers.  In general, these agreements provide that the Registrant will indemnify and advance expenses to the directors and executive officers to the fullest extent permitted by law. More specifically, the Registrant must indemnify its directors and executive officers if, by reason of the director’s or executive officer’s corporate status, he or she is, or is threatened to be made, a party to or is otherwise involved in any legal proceeding brought by: (1) persons other than the Registrant; or (2) or in the right of the Registrant. The director or executive officer will only be indemnified, however, if he or she acted in good faith and is adjudged not to have received an improper personal benefit. In a claim brought by or on behalf of the Registrant, no indemnification will be made if the director or executive officer is adjudged to be liable to the Registrant unless a court deciding the matter decides otherwise. Finally, notwithstanding the foregoing discussion, if a director or executive officer is successful on the merits of a proceeding, he or she will be indemnified to the maximum extent permitted by law from all expenses, judgments, penalties, fines and amounts paid in settlement, actually and reasonably incurred.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.

Not Applicable.

Item 8.  EXHIBITS.

EXHIBIT	DESCRIPTION OF EXHIBIT
4.1	American Science and Engineering, Inc. 2005 Equity and Incentive Plan.	Filed Herewith

4.2

Restated Articles of Organization of the Registrant, as amended by: (a) Articles of Amendment dated March 28, 1973; (b) Articles of Amendment dated May 17, 1976; (c) Articles of Amendment dated October 29, 1976; (d) Articles of Amendment dated November 5, 1996 (each of the foregoing is filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-8 filed on May 28, 1997 (Reg. No. 333-27929); and (e) Certificate of Vote of Directors Establishing a Class or Series of Stock dated April 14, 1998 (filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-8 filed on December 24, 1998 (Reg. No. 333-69717)).

*

4.3

By-Laws of the Registrant, as amended (filed as Exhibit 2(a)(iii) to Registrant’s Registration Statement on Form S-7, Registration No. 2-56452 and Exhibits D and E to the Registrant’s Proxy Statement dated and filed with the Commission on September 10, 1996 (File No. 1-6459)).

*

4.4	Specimen Certificate of Common Stock (filed as Exhibit 2(a)(i) to the Form S-7).	*

4.5

Shareholder Rights Agreement dated as of April 17, 1998 between Registrant and American Stock Transfer & Trust Co., Inc., as Rights Agent (filed as Exhibit 4 to the Current Report on Form 8-K filed on April 15, 1998).

*

5.1	Legal Opinion of Ropes & Gray LLP.	Filed Herewith

23.1	Consent of Ropes & Gray LLP. (Included in its legal opinion filed as Exhibit 5.1 to this Registration Statement.)	Filed Herewith

23.2	Consent of Pricewaterhouse Coopers, LLP, Independent Registered Public Accounting Firm.	Filed Herewith

24.1	Power of Attorney. (Included on the signature page of this Registration Statement.)

*                             Not filed herewith. In accordance with Rule 411(c) promulgated pursuant to the Securities Act of 1933, as amended, reference is made to the documents previously filed with the Securities and Exchange Commission which documents are hereby incorporated by reference.

Item 9.  UNDERTAKINGS.

(a)          The undersigned Registrant hereby undertakes:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)          That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)                    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Billerica, Commonwealth of Massachusetts, on November 17, 2005.

AMERICAN SCIENCE AND ENGINEERING, INC.
(Registrant)

/s/ Anthony R. Fabiano
By: Anthony R. Fabiano, President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Anthony R. Fabiano and Kenneth J. Galaznik, and each of them (with full power to each of them to act alone), his and true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Anthony R. Fabiano	CEO, President and Director	November 17, 2005
Anthony R. Fabiano	(Principal Executive Officer)

/s/ Kenneth J. Galaznik	Chief Financial Officer,	November 17, 2005
Kenneth J. Galaznik	Treasurer and Vice President
(Principal Accounting and Financial Officer)

/s/ Denis R. Brown	Director	November 17, 2005
Denis R. Brown

/s/ Roger P. Heinisch	Director	November 17, 2005
Robert P. Heinisch

/s/ Hamilton W. Helmer	Director	November 17, 2005
Hamilton W. Helmer

/s/ Mark S. Thompson	Director	November 17, 2005
Mark S. Thompson

/s/ Ernest J. Moniz	Director	November 17, 2005
Ernest J. Moniz

/s/ William E. Odom	Chairman of the Board, Director	November 17, 2005
William E. Odom

/s/ Carl W. Vogt	Director	November 17, 2005
Carl W. Vogt

EXHIBIT INDEX

EXHIBIT	DESCRIPTION OF EXHIBIT
4.1	American Science and Engineering, Inc. 2005 Equity and Incentive Plan.	Filed Herewith

4.2

Restated Articles of Organization of the Registrant, as amended by: (a) Articles of Amendment dated March 28, 1973; (b) Articles of Amendment dated May 17, 1976; (c) Articles of Amendment dated October 29, 1976; (d) Articles of Amendment dated November 5, 1996 (each of the foregoing is filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-8 filed on May 28, 1997 (Reg. No. 333-27929); and (e) Certificate of Vote of Directors Establishing a Class or Series of Stock dated April 14, 1998 (filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-8 filed on December 24, 1998 (Reg. No. 333-69717)).

*

4.3

By-Laws of the Registrant, as amended (filed as Exhibit 2(a)(iii) to Registrant’s Registration Statement on Form S-7, Registration No. 2-56452 and Exhibits D and E to the Registrant’s Proxy Statement dated and filed with the Commission on September 10, 1996 (File No. 1-6459)).

*

4.4	Specimen Certificate of Common Stock (filed as Exhibit 2(a)(i) to the Form S-7).	*

4.5

Shareholder Rights Agreement dated as of April 17, 1998 between Registrant and American Stock Transfer & Trust Co., Inc., as Rights Agent (filed as Exhibit 4 to the Current Report on Form 8-K filed on April 15, 1998).

*

5.1	Legal Opinion of Ropes & Gray LLP.	Filed Herewith

23.1	Consent of Ropes & Gray LLP. (Included in its legal opinion filed as Exhibit 5.1 to this Registration Statement.)	Filed Herewith

23.2	Consent of Pricewaterhouse Coopers, LLP, Independent Registered Public Accounting Firm.	Filed Herewith

24.1	Power of Attorney. (Included on the signature page of this Registration Statement.)

•                  Not filed herewith. In accordance with Rule 411(c) promulgated pursuant to the Securities Act of 1933, as amended, reference is made to the documents previously filed with the Securities and Exchange Commission which documents are hereby incorporated by reference.